UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

SHOALS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Shoals Way Portland, Tennessee	37148
(Address of principal executive offices)	(Zip Code)

(505) 881-7567

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth under Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01	Regulation FD Disclosure.

Equity Offering

On July 12, 2021, Shoals Technologies Group, Inc. (the “Company”) issued a press release announcing the launch of the offering of 13,384,155 shares of Class A Common Stock. In addition, set forth below are certain updates with respect to the Company’s preliminary financial results included in the preliminary prospectus for the offering. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Preliminary Second Quarter 2021 Financial Results

Preliminary financial estimated unaudited revenue, net income, Adjusted Net Income (as defined below) and Adjusted EBITDA (as defined below) for the quarter ended June 30, 2021 were also provided in the prospectus filed with the Securities and Exchange Commission (“SEC”) in connection with the offering. These estimates are not a comprehensive statement of the Company’s financial results and is subject to change. The Company has provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because the Company’s financial closing procedures for the quarter ended June 30, 2021 are not yet complete and, as a result, the Company’s final results upon completion of its closing procedures may vary from the preliminary estimates.

Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. These estimates and non-GAAP measures, including Adjusted EBITDA and Adjusted Net Income, should not be viewed as a substitute for interim financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, the preliminary results are not necessarily indicative of the results that may be reported for the remainder of fiscal 2021 or any future periods. The Company’s independent registered public accounting firm, BDO USA, LLP, has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, these preliminary estimates.

Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Forward-Looking Statements,” and under similar headings in the Company’s most recent Annual Report on Form 10-K, as well as the Company’s subsequent filings on Forms 10-Q and 8-K filed with the SEC as well as the Company’s financial statements, related notes and other financial information incorporated by reference into such documents.

For the three months ended June 30, 2021, we estimate that our revenue will range from $58.8 million to $60.3 million, an increase of $16.1 million or 37%, using the mid-point of the estimated revenue range when compared with revenue of $43.4 million for the three months ended June 30, 2020. The increase in revenue was due to increased demand for Solar EBOS generally and our combine-as-you-go system solutions specifically. For the three months ended June 30, 2021, we estimate that our gross profit will range from $25.5 million to $26.5 million, an increase of $9.2 million, or 54%, using the mid-point of the estimated gross profit range when compared with gross profit of $16.8 million for the three months ended June 30, 2020. Gross margin during the three months ended June 30, 2021 benefited from a very high proportion of systems solutions revenue which may not repeat in subsequent quarters of 2021.

For the three months ended June 30, 2021, we estimate that our net income will range from $8.0 million to $10.0 million, an increase of $3.8 million or 72%, using the mid-point of the estimated net income range when compared with net income of $5.2 million for the three months ended June 30, 2020. The increase in net income was primarily due to increased revenue offset by an increase in interest expense.

For the three months ended June 30, 2021, we estimate that our Adjusted Net Income will range from $14.2 million to $15.1 million, an increase of $1.6 million or 12%, using the mid-point of the estimated range when compared with Adjusted Net Income of $13.1 million for the three months ended June 30, 2020. The change in Adjusted Net Income was related to the tax impact in 2021 related to the reorganization of the Company.

For the three months ended June 30, 2021, we estimate that our Adjusted EBITDA will range from $19.9 million to $21.0 million, an increase of $5.0 million or 33%, using the midpoint of the estimated range when compared with our Adjusted EBITDA of $15.4 million for the three months ended June 30, 2020. The increase in Adjusted EBITDA was related to our increase in net income.

As of June 30, 2021, we estimate cash and cash equivalents to be approximately $13.2 million and outstanding borrowings under our Senior Secured Credit Agreement of approximately $247.3 million, including approximately $198.3 million under our term loan facility and approximately $49.0 million under our revolving credit facility.

Non-GAAP Financial Presentation

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company uses Adjusted Net Income (as defined below) and Adjusted EBITDA, non-GAAP financial measures. The Company defines Adjusted EBITDA as Adjusted Net Income plus (i) interest expense less deferred financing costs, (ii) income taxes, (iii) depreciation expense and (iv) tax impact as discussed below in footnote (d).

The Company defines Adjusted Net Income for the three months ended June 30, 2020 and 2021 as net income (loss) plus (i) amortization of intangibles, (ii) amortization of deferred financing costs, (iii) Tax Receivable Agreement liability adjustment, (iv) equity-based compensation, (v) COVID-19 expenses, (vi) non-recurring and other expenses and (vii) tax impact as discussed below in footnote (d). Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. The Company presents Adjusted EBITDA and Adjusted Net Income because the Company believes they assist investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. In addition, the Company uses Adjusted EBITDA and Adjusted Net Income: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of its business strategies; and (iii) because its Senior Secured Credit Agreement uses measures similar to Adjusted EBITDA and Adjusted Net Income to measure its compliance with certain covenants.

Among other limitations, Adjusted EBITDA and Adjusted Net Income do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; in the case of Adjusted EBITDA, does not reflect income tax expense or benefit for periods prior to the reorganization; and may be calculated by other companies in its industry differently than the Company does or not at all, which limits their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA and Adjusted Net Income below and not rely on any single financial measure to evaluate its business.

The following table reconciles estimated net income to estimated Adjusted Net Income to estimated Adjusted EBITDA for the three months ended June 30, 2021 and actual net income to Adjusted Net Income to Adjusted EBITDA for the three months ended June 30, 2020:

	Estimated		Actual
	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	Low	High
	(in thousands)
Net Income	$8,000	$10,000	$5,223
Amortization of intangibles	2,050	1,950	1,996
Amortization of deferred financing costs	325	300	12
Tax Receivable Agreement liability adjustment(a)	2,000	1,000	—
Equity-based compensation	3,100	2,900	6,704
COVID-related expenses(b)	125	75	806
Non-recurring and other expenses(c)	1,350	1,150	112

Tax impact	(2,750)	(2,250)	(1,768)

Adjusted Net Income	14,200	15,125	13,085
Interest expense, less deferred financing costs	3,400	3,250	213
Income taxes	(1,000)	—	—
Depreciation expense	500	350	338

Tax impact(d)	2,750	2,250	1,768

Adjusted EBITDA	$19,850	$20,975	$15,404

(a)	Represents any adjustment to eliminate the remeasurement adjustment of the Tax Receivable Agreement.

(b)

Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees, premium pay in 2020 during the pandemic to hourly workers and direct legal costs associated with the pandemic.

(c)	Represents certain costs associated with non-recurring professional services, Oaktree’s expenses and other costs.

(d)

The Company is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates, assuming the Company owns 100% of the units of Shoals Parent LLC. The tax impact also represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Business Update

In addition, the Company disclosed the following information in its preliminary prospectus for the offering:

•

The Company had $200.5 million of backlog and awarded orders as of June 30, 2021, representing a 63% and 11% increase relative to the same date last year and March 31, 2021, respectively. Of the revenue the Company expects to recognize in the second half of 2021 from its backlog and awarded contracts as of June 30, 2021, the Company anticipates recognizing the majority of such revenue in the fourth quarter of 2021.

•

The Company received its first orders for its wire management solutions during the second quarter of 2021. The Company currently targets to generate the first sales from its base model IV curve benchmarking systems in the fourth quarter of 2021. The Company targets to generate the first sales from its high capacity plug-n-play wire harnesses and BLA 2.0 products in the third and fourth quarters of 2022, respectively.

•

The Company is the inventor of combine-as-you-go architecture and the only commercial provider of plug-n-play combine-as-you-go products. The Company earns higher margins selling its combine-as-you-go products than it does selling its other products. The Company believes that nine of the top EPCs and developers in the U.S. use its combine-as-you-go system on a majority of their projects and it is currently in the process of transitioning an additional 11 U.S. and two international EPCs and developers to its system; additionally, the Company has 24 U.S. and 11 international EPCs and developers that it is currently prospecting. However, no assurance can be given that such prospects will become customers. The Company’s strategy is to continue to convert EPCs and other customers from competing homerun products to its combine-as-you-go system which the Company believes will increase its revenues and profitability.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing.

Forward Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of Shoals’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Shoals. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets. These forward-looking statements should not be relied upon as representing Shoals’ assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Shoals Technologies Group, Inc. dated July 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

Date: July 12, 2021	By:	/s/ Jason Whitaker

Jason Whitaker
Chief Executive Officer